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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Simpson Manufacturing Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIMPSON MANUFACTURING CO., INC.

4120 Dublin Blvd., Suite 400
Dublin, California 94568

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        The annual meeting of stockholders of Simpson Manufacturing Co., Inc. (the "Company"), a Delaware corporation, will be held at 2:00 p.m., Pacific Daylight Time, on Wednesday, April 7, 2004, at the Company's home office located at 4120 Dublin Blvd., Suite 400, Dublin, California, for the following purposes:

        1.     To elect two directors to the Company's Board of Directors, each to hold office for a three-year term and until his successor is elected and qualifies or until his earlier resignation or removal.

        2.     To consider and act on a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 40,000,000 shares to 80,000,000 shares

        3.     To consider and act on a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

        4.     To transact such other business as may properly come before the meeting.

        Only stockholders of record as of February 9, 2004, are entitled to notice of and will be entitled to vote at this meeting or any adjournment thereof.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Michael J. Herbert
                       Secretary

Dublin, California
March 5, 2004

  TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY CAN BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

SIMPSON MANUFACTURING CO., INC.

4120 Dublin Blvd., Suite 400
Dublin, California 94568
March 5, 2004

PROXY STATEMENT

Solicitation and Voting of Proxies

        The accompanying proxy is solicited on behalf of the Board of Directors of Simpson Manufacturing Co., Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the Company's home office located at 4120 Dublin Blvd., Suite 400, Dublin, California, on Wednesday, April 7, 2004, at 2:00 p.m., Pacific Daylight Time, or any adjournment (the "Meeting"). Only holders of record of the Company's Common Stock at the close of business on February 9, 2004, will be entitled to vote at the Meeting. At the close of business on that date, the Company had 24,269,290 shares of Common Stock outstanding and entitled to vote. A majority, or 12,134,646, of these shares, present in person or by proxy at the Meeting, will constitute a quorum for the transaction of business. This Proxy Statement and the Company's Annual Report to Stockholders for the year ended December 31, 2003, are being mailed to each stockholder on or about March 5, 2004.

Revocability of Proxy

        A stockholder who has given a proxy may revoke it at any time before it is exercised at the Meeting, by (1) delivering to the Secretary of the Company (by any means, including facsimile) a written notice stating that the proxy is revoked, (2) signing and so delivering a proxy bearing a later date or (3) attending the Meeting and voting in person (although attendance at the Meeting will not, by itself, revoke a proxy). If, however, a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares to be voted.

Expenses of Proxy Solicitation

        The expenses of this solicitation of proxies will be paid by the Company. Following the original mailing of this Proxy Statement and other soliciting materials, the Company or its agents may also solicit proxies by mail, telephone or facsimile or in person.

Voting Rights

        The holders of the Company's Common Stock are entitled to one vote per share on any matter submitted to a vote of the stockholders, except that, subject to certain conditions, stockholders may cumulate their votes in the election of directors, and each stockholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder or may distribute such stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder will be entitled, however, to cumulate votes (that is, cast for any nominee a number of votes greater than the number of votes that the stockholder normally is entitled to cast) unless the nominees' names have been placed in nomination prior to the voting and the stockholder gives notice at the Meeting prior to the voting of the stockholder's intention to cumulate the stockholder's votes. If any one stockholder gives such notice, all stockholders may cumulate their votes for nominees. In the election of directors, the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Votes against a nominee and votes withheld have no legal effect.

        The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute. The Company knows of no specific matter to be brought before the Meeting that is not identified in the notice of the Meeting or this Proxy Statement. If, however, proposals of stockholders that are not included in this Proxy Statement are presented at the Meeting, the proxies will be voted in the discretion of the proxy holders. Regulations of the Securities and Exchange Commission permit the proxies solicited by this Proxy Statement to confer discretionary authority with respect to matters of which the Company is not aware a reasonable time before the Meeting. Accordingly, the proxy holders may use their discretionary authority to vote with respect to any such matter pursuant to the proxies solicited hereby.

        Directors will be elected at the Meeting by a plurality of the votes cast at the Meeting by the holders of shares represented in person or by proxy. Approval of Proposals Nos. 2 and 3 will require the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares represented in person or by proxy. Abstentions and broker nonvotes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes on any item to be voted upon and are not counted in determining the number of shares voted on any item.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of February 9, 2004, unless otherwise indicated, with respect to the beneficial ownership of the Company's Common Stock by (1) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (2) each director and director nominee, (3) each person currently serving as an executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation" below), and (4) all current executive officers and directors of the Company as a group.

Name and, for Each 5% Beneficial Owner, Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Barclay Simpson(2) 4120 Dublin Blvd., Suite 400 Dublin, CA 94568	5,340,581	22.0%
Neuberger Berman, LLC(3) 605 Third Avenue New York, NY 10158	2,036,409	8.4%
Royce & Associates, Inc. and Royce Management Company(4) 1414 Avenue of the Americas New York, NY 10019	2,035,300	8.4%
Thomas J Fitzmyers(5)	382,936	1.6%
Stephen B. Lamson(6)	106,944	*
Stephen P. Eberhard(7)	63,815	*
Donald M. Townsend(8)	17,029	*
Michael J. Herbert(9)	13,750	*
Jennifer A. Chatman	—	*
Earl F. Cheit(10)	5,000	*
Peter N. Louras, Jr.(11)	6,500	*
Robin G. MacGillivray	—	*
Barry Lawson Williams(12)	3,000	*
All current executive officers and directors as a group(13)	5,939,555	24.4%

*
Less than 0.5%

(1)
The information in this table is based upon information supplied by officers and directors, and, with respect to principal stockholders, statements on Schedule 13D or 13G filed with the Securities and Exchange Commission. Unless otherwise indicated below, the persons named in the table had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)
Includes 1,250 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(3)
Neuberger Berman, LLC ("Neuberger") is a registered investment advisor. In its capacity as investment advisor, Neuberger may have discretionary authority to dispose of or to vote shares that are under its management. As a result, Neuberger may be deemed to have beneficial ownership of such shares. Neuberger does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. Neuberger Berman Inc. owns 100% of Neuberger and Neuberger Berman Management, Inc.. As of December 31, 2003, Neuberger had shared dispositive power with respect to 2,036,409 shares, sole voting power with respect to 22,575 shares and shared voting power with respect to 1,572,800 shares. Neuberger does not have sole dispositive power with respect to any shares. With regard to the shared voting power, Neuberger Berman Management, Inc. and Neuberger Funds are deemed to be beneficial owners for purpose of section 13(d) of the Securities and Exchange Act of 1934, as amended, since they have shared power to make decisions whether to retain or dispose of the securities. Neuberger and Neuberger Berman Management, Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman Genesis Fund Portfolio, which holds such shares in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the issuer. The above-mentioned shares are also included with the shared power to dispose calculation.

(4)
Royce & Associates, Inc. ("RAI") beneficially owned an aggregate of 2,035,300 shares as of December 31, 2003. RAI had sole power to vote or direct the vote and to dispose or direct the disposition of these shares.

(5)
Includes 29,250 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(6)
Includes 11,500 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(7)
Includes 9,250 shares subject to options granted under the Company's 1994 Stock Option Plan that are exercisable within 60 days.

(8)
Includes 1,250 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(9)
Includes 13,750 shares subject to options granted under the Company's 1994 Stock Option Plan that are exercisable within 60 days.

(10)
Includes 5,000 shares subject to options granted under the Company's 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(11)
Includes 6,000 shares subject to options granted under the Company's 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(12)
Includes 3,000 shares subject to options granted under the Company's 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(13)
Includes 80,250 shares subject to options exercisable within 60 days, including the options described in the above notes.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        Stephen B. Lamson and Peter N. Louras Jr., whose terms as directors expire in 2004, have been nominated for re-election at the Meeting. The names of the Company's directors, and certain information about them, are set forth below. It is intended that shares represented by proxies in the accompanying form will be voted for Messrs. Lamson and Louras. Although the Board of Directors does not know whether any nominations will be made at the Meeting other than the nomination of Messrs. Lamson and Louras, if any nomination is made at the Meeting, or if votes are cast for any candidates other than those nominated by the Board of Directors, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors or for any particular nominees is not withheld) will have full discretion and authority to vote cumulatively and allocate votes among any of the nominees of the Board of Directors in such order as they may determine.

Name	Age	Director Since	Position
Barclay Simpson(4)	82	1956	Chairman of the Board and Director (term expiring in 2006)
Thomas J Fitzmyers	63	1978	President and Chief Executive Officer and Director (term expiring in 2005)
Stephen B. Lamson	51	1990	President and Chief Operating Officer of Simpson Strong-Tie Company Inc., and Vice President and Director (term expiring in 2004)
Jennifer A. Chatman(4)	44	2004	Director (term expiring in 2006)
Earl F. Cheit(2)(3)(4)	77	1994	Director (term expiring in 2005)
Peter N. Louras, Jr.(1)(2)(3)(4)	54	1999	Director (term expiring in 2004)
Robin G. MacGillivray(2)(4)	48	2004	Director (term expiring in 2006)
Barry Lawson Williams(1)(3)(4)(5)	59	1994	Director (term expiring in 2005)

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Governance and Nominating Committee

(4)
Member of the Growth Committee

(5)
Director Williams resigned from the Audit Committee and was replaced by Director MacGillivray on February 19, 2004.

Executive Officers

        Barclay Simpson, Thomas J Fitzmyers and Stephen B. Lamson are executive officers and directors of the Company and subsidiaries of the Company. Michael J. Herbert, age 45, the Chief Financial Officer, Treasurer and Secretary of the Company and of subsidiaries of the Company, and Stephen P. Eberhard, age 50, a director and the Chief Executive Officer of the Company's subsidiary, Simpson Dura-Vent Company, Inc. ("Simpson Dura-Vent" or "SDV"), are also regarded as executive officers of the Company, because, by virtue of their roles in management, they perform policy-making functions for the Company.

Biographical Information

        Barclay Simpson has been the Chairman of the Board of Directors of the Company since 1994. He has been with the Company since its inception in 1956. Mr. Simpson also is a member of the Boards of Directors of Calender Robinson Insurance, the University Art Museum of the University of California, Berkeley, and the California College of Arts and is active in other charitable and educational institutions.

        Thomas J Fitzmyers has served as President and a director of the Company since 1978, as the Chief Executive Officer and a director of Simpson Strong-Tie Company Inc. ("Simpson Strong-Tie" or "SST") since 1983 and as a director of Simpson Dura-Vent since 1982. He was appointed as the Company's Chief Executive Officer in 1994. Mr. Fitzmyers was employed by Union Bank from 1971 to 1978. He was a Regional Vice President when he left Union Bank to join the Company in 1978.

        Stephen B. Lamson has served as the President and Chief Operating Officer of Simpson Strong-Tie since 2000 and served as its Secretary from 1992 to 2000. He served as the Company's, SST's and SDV's Chief Financial Officer and Treasurer from 1989 to 2000 and as the Company's and SDV's Secretary from 1989 to 2000. Mr. Lamson has served as the Vice President of the Company since 2000. Mr. Lamson has served as a director of the Company since 1990, as a director of SST since 1992 and as a director of SDV since 1989. From 1980 to 1989, Mr. Lamson was with Coopers & Lybrand. He was an audit manager when he left that firm to join the Company in 1989.

        Jennifer A. Chatman is the Paul J. Cortese Distinguished Professor of Management, Haas School of Business, University of California, Berkeley. Prior to joining the faculty at Berkeley in 1993, she was a professor at the Kellogg Graduate School of Management, Northwestern University. She received her Ph.D. from University of California, Berkeley in 1988. She is an Advisory Board Member of BrassRing, Unicru, University of California, Berkeley's Center for Peace and Well-being, and Ashesi University in Ghana, Africa. In addition to her research and teaching at University of California, Berkeley, she consults with a wide range of organizations and teaches in executive development programs at the Haas School of Business, Stanford University and Columbia University. She has also been the director of the Haas School of Business Ph.D. program since 2002.

        Earl F. Cheit is Dean and Edgar F. Kaiser Professor Emeritus, Haas School of Business, University of California, Berkeley. He was, until 2001, Chairman of the Board of YCI and Senior Advisor, Asia Pacific Economic Affairs, The Asia Foundation. He is a Trustee of Mills College, a Trustee of the University of California, Berkeley, Foundation and founding Chairman of Cal Performances, the performing arts presenter and commissioner at UC Berkeley.

        Peter N. Louras, Jr.    is the Interim President at John F. Kennedy University in Pleasant Hill, California. He previously served as the Vice President for Strategic Planning and has served on the University's Board of regents since 1994. He joined The Clorox Company in 1980 and was Group Vice President from May 1992 until his retirement in July 2000. In this position, he served on Clorox's Executive Committee with overall responsibility for the company's international business activities and business development function, which handles all acquisitions and divestitures. Before joining Clorox, Mr. Louras, a certified public accountant, worked at Price Waterhouse in San Francisco. Mr. Louras is a member of the American Institute of CPAs and the Pennsylvania Institute of CPAs. He is currently a member of the Board of Directors of Dealer Fusion, a privately owned company, and serves on the boards of various not-for-profit organizations.

        Robin G. MacGillivray became President of SBC West's Business Communications Services organization in July 2003 and is responsible for all business market sales and customer services in

California and Nevada. She joined that company in 1979 after receiving her bachelor's degree in journalism from the School of Journalism and her master's degree in telecommunications at the Annenberg School of Communications at the University of Southern California. She completed the Harvard-MIT-Tufts Program on Negotiations in 1994 and the Stanford University Executive Program at Stanford University in 1997. She has worked for SBC in a number of organizations and functions including: engineering, operations, finance, human resources, marketing, customer service and sales. She is a Regent of the John F. Kennedy University and active in the Girl Scouts of the San Francisco Bay Area.

        Barry Lawson Williams has been President of Williams Pacific Ventures Inc., a venture capital and real estate consulting firm, since 1987. He is a director of PG&E Corporation, CH2M HILL Companies, Ltd., SLM Corp., Northwestern Mutual Life Insurance Co. and R.H. Donnelly & Co. Mr. Williams was also a General Partner of WDG Ventures Inc., a California limited partnership, until 2002. He was interim President and Chief Executive Officer of the American Management Association International during 2001.

        Michael J. Herbert has served as the Company's and its subsidiaries Chief Financial Officer, Treasurer and Secretary since 2000. From 1988 to 2000 he held various financial management positions, with his last position as Director of Finance with Sun Microsystems, Inc.

        Stephen P. Eberhard has served as the President of Simpson Dura-Vent since November 2003 and Chief Executive Officer and a director of Simpson Dura-Vent since January 2004. Prior to that, he served as the Company's Vice President of Information Systems from 1994 to 2003. From 1983 to 1994 he served in varying capacities within the Simpson companies including cost accountant, controller, purchasing manager, and Director of Information Systems. From 1977 to 1982, Mr. Eberhard was general manager of a family owned retail industrial equipment dealership. Mr. Eberhard was an auditor with Price Waterhouse and Co. from 1975 to 1977.

Attendance at Meetings

        The Board of Directors held seven meetings and its committees held a total of fourteen meetings in 2003 (including five meetings of the Audit Committee and four meetings of the Compensation Committee and five meetings of the Governance and Nominating Committee). Each director attended all of the meetings of the Board of Directors in 2003, except Barclay Simpson and Sunne Wright McPeak each missed one meeting of the Board of Directors. Each director attended all of the meetings of the committees on which he or she served in 2003, except Barry Lawson Williams missed one meeting of the Governance and Nominating Committee.

        All of the Company's directors attended the Annual Meeting of Stockholders in 2003, although the Company does not have a policy that requires its directors to attend the Annual Meeting of Stockholders.

Meetings of Independent Directors

        The Company's independent directors meet at regularly scheduled executive sessions without management. The independent directors elect a director to preside over each meeting when they meet.

Stockholder Communications to the Board of Directors

        Stockholders are encouraged to communicate any concerns or suggestions directly to the independent members of the Board of Directors of the Company. This can be done in writing to:

    Board of Directors
    Simpson Manufacturing Co., Inc.
    P.O. Box 1186
    Orinda, CA 94563

THE BOARD RECOMMENDS A VOTE "FOR" ELECTION OF STEPHEN B. LAMSON AND PETER N. LOURAS, JR., THE TWO NOMINEES FOR DIRECTOR AT THIS MEETING.

PROPOSAL NO. 2
INCREASE IN AUTHORIZED COMMON STOCK

        The Company's Certificate of Incorporation currently authorizes 40,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, all with a par value of $0.01 per share. At the Meeting, the Company's stockholders will be asked to consider and act on an amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 40,000,000 shares to 80,000,000 shares. The Board of Directors approved this amendment of the Certificate of Incorporation on January 27, 2004. No change is being proposed to the Preferred Stock (none of which has been issued).

        The increase in the authorized Common Stock will affect the current ratio of authorized but unissued Common Stock to the issued and outstanding Common Stock, creating additional flexibility for the Company in meeting future stock needs.

        If the amendment is approved by the stockholders, the Company expects to file with the Delaware Secretary of State, promptly after the Meeting, a Certificate of Amendment of Certificate of Incorporation, in substantially the form of Exhibit A attached hereto and incorporated herein by reference, to become effective on April 19, 2004.

        Unless deemed advisable by the Board of Directors, no further stockholder authorization would be sought for the issuance of shares of Common Stock. Such shares could be used for general corporate purposes, including future financings or acquisitions or stock dividends. The Board of Directors has no immediate plans, intentions or commitments to issue additional shares of common stock for any purpose, including rendering more difficult or discouraging a merger, tender offer, proxy contest or other change in control of the Company.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 40,000,000 SHARES TO 80,000,000 SHARES.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected PricewaterhouseCoopers LLP as its principal independent auditors to audit the Company's financial statements for 2004, and the stockholders will be asked to ratify such selection. PricewaterhouseCoopers LLP has audited the Company's financial statements since prior to 1975. A representative from PricewaterhouseCoopers LLP will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if he or she desires to do so, and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below provides information relating to compensation for the years ended December 31, 2003, 2002 and 2001, for the Chief Executive Officer and the other most highly compensated executive officers of the Company, including the President and Chief Operating Officer of SST and the recently retired and newly appointed Chief Executive Officers of SDV (collectively, the "Named Executive Officers"). The amounts shown include compensation for services in all capacities that were provided to the Company and its subsidiaries.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compen- sation($)		Restricted Stock Awards($)	Securities Underlying Options/ SARs(#)(2)	LTIP Payouts($)	All Other Compen- sation($)(3)
Thomas J Fitzmyers, President and Chief Executive Officer of the Company	2003 2002 2001	289,868 281,424 281,424	1,916,312 1,405,522 1,102,348	34,717 50,197 109,149	(1) (1) (1)	— — —	9,000 9,000 —	— — —	30,000 30,000 25,500
Barclay Simpson, Chairman of the Board of the Company	2003 2002 2001	150,000 150,000 150,000	1,073,423 787,303 568,324	— — —		— — —	1,000 1,000 —	— — —	22,500 22,500 22,500
Stephen B. Lamson, President and Chief Operating Officer of SST and Vice President of the Company	2003 2002 2001	190,962 185,400 185,400	1,072,987 819,823 662,307	— — —		— — —	6,000 6,000 —	— — —	28,644 27,810 25,500
Michael J. Herbert Chief Financial Officer and Secretary of the Company	2003 2002 2001	169,373 164,440 159,650	405,411 297,350 226,531	— — —		— — —	55,000 55,000 —	— — —	25,406 24,666 23,948
Stephen P. Eberhard, President and Chief Executive Officer of SDV(4)	2003 2002 2001	125,702 112,468 109,192	344,360 266,862 191,884	2,302 — —		— — —	5,000 5,000 —	— — —	18,855 16,870 16,379
Donald M. Townsend, President and Chief Executive Officer of SDV(4)	2003 2002 2001	199,540 193,728 188,085	429,736 359,510 302,679	13,815 13,815 13,815		— — —	5,000 — —	— — —	29,931 29,059 25,500

(1)
Represents compensation related to the hire of an airplane. See "Compensation Committee Interlocks and Insider Participation—Hire of Airplane" on page 13.

(2)
Shares subject to outstanding stock options, which have exercise prices of $32.90 to $55.95 per share.

(3)
Represents contributions to the Company's profit sharing plan trusts for the accounts of the Named Executive Officers.

(4)
Mr. Townsend retired on January 9, 2004, and was succeeded by Mr. Eberhard. Mr. Eberhard's salary was adjusted from $115,842 to $175,000, on an annual basis, upon his promotion to President of SDV on November 1, 2003.

Employee Stock Options

        The tables below provide information regarding options to purchase shares of Common Stock granted and to be granted to the Named Executive Officers for the year ended December 31, 2003, under the Company's 1994 Stock Option Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year
			Exercise or Base Price ($/share)(1)
Name				Expiration Date(2)
					0%($)	5%($)	10%($)
Thomas J Fitzmyers	9,000	1.6%	50.86	1/1/11	—	186,346	434,266
Barclay Simpson	1,000	0.2%	55.95	1/1/09	—	8,966	25,965
Stephen B. Lamson	6,000	1.0%	50.86	1/1/11	—	124,231	289,511
Michael J. Herbert	55,000	9.5%	50.86	1/1/11	—	1,138,782	2,653,846
Stephen P. Eberhard	5,000	0.9%	50.86	1/1/11	—	103,526	241,259
Donald M. Townsend	5,000	0.9%	50.86	1/1/07	—	40,084	84,173

(1)
The exercise price of each of these options is based on the closing market price of the Company's Common Stock on December 31, 2003.

(2)
The date of grant is determined by the Committee. Each option has a term of seven years from the date of grant except for Barclay Simpson's, which has a term of five years from the date of grant and Mr. Townsend's which has a term of three years from the date of grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
DECEMBER 31, 2003, OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SARs at December 31, 2003, (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at December 31, 2003, ($) Exercisable/Unexercisable
Thomas J Fitzmyers	9,000	238,050	27,000/18,000	833,164/186,446
Barclay Simpson	1,000	23,859	1,000/2,000	23,766/17,702
Stephen B. Lamson	10,000	208,063	10,250/11,750	296,340/117,051
Michael J. Herbert	—	—	13,750/96,250	246,950/740,850
Stephen P. Eberhard	2,500	80,750	8,500/9,500	253,529/89,089
Donald M. Townsend	1,250	26,606	0/6,250	0/36,231

(1)
The value realized for option exercises is the aggregate fair market value of the Company's Common Stock on the date of exercise less the exercise price.

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2003, concerning (a) all equity compensation plans of the Company previously approved by the stockholders and (b) all equity compensation plans of the Company not previously approved by the stockholders.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants & rights	Weighted-average exercise price of outstanding options, warrants & rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	1,614,384	$35.10	4,132,754
Equity compensation plans not approved by stockholders	0	N/A	48,900	(1)
Total	1,614,384	$35.10	4,181,654

(1)
As of December 31, 2003, the Company had reserved 100,000 shares of Common Stock for issuance as bonuses under its 1994 Employee Stock Bonus Plan, of which 51,100 shares were issued. On January 1, 2004, an additional 9,000 shares were issued under this plan.

Employee Stock Bonus Plan

        The Company maintains the 1994 Employee Stock Bonus Plan (the "Bonus Plan") whereby, for each ten years of continuous employment with the Company, each employee who does not participate in one of the Company's stock option plans receives a bonus of up to 200 shares of Common Stock and cash to compensate the employee for the additional income tax liability resulting from the bonus. The shares are issued in the year following the year in which they are earned. The stockholders have not been asked to approve the Bonus Plan.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors of the Company comprises Barry Lawson Williams, the Chairman, and Peter N. Louras, Jr., both independent directors of the Company. Mr. Williams and Mr. Louras have no relationships with the Company or any of its subsidiaries other than as members of the Company's Board of Directors and certain committees of the Company's Board of Directors. Certain transactions to which Mr. Simpson, his affiliates and members of his family and other current and former affiliates and employees of the Company have been parties are described below.

Real Estate Transactions

        The Company, directly and through its subsidiaries, leases or previously leased certain of its facilities from general partnerships (the "Partnerships") wholly or partly comprising current or former directors, officers, employees and stockholders of the Company and its subsidiaries. The Partnerships, their partners, the percentage interests of such partners in the Partnerships and the properties that the Partnerships lease, or previously leased and sold, to the Company or a subsidiary, are as follows:

Partnership	Partners (percentage interests)	Property Location
Simpson Investment Company ("SIC")	Barclay Simpson (77%), John B. Simpson (5%), Anne Simpson Gattis (5%), Jean D. Simpson (5%), Jeffrey P. Gainsborough (2%), Julie Marie Simpson (2%), Elizabeth Simpson Murray (2%) and Amy Simpson (2%)	San Leandro, California
Doolittle Investors
	Barclay and Sharon Simpson (25.51%), SIC (25.51%), Everett H. Johnston Family Trust (23.13%), Judy F. Oliphant, Successor Trustee of the Oliphant Family Revocable Trust Agreement Dated January 27, 1993 (Survivors Trust) ("Oliphant Trust") (20.61%), and Thomas J Fitzmyers (5.24%),	San Leandro, California
Columbus-Westbelt Investment Co.
	Barclay and Sharon Simpson (13.31%), Jeffrey P. Gainsborough (11.01%), Julie Marie Simpson (11.01%), Elizabeth Simpson Murray (11.01%) and Amy Simpson (11.01%), Everett H. Johnston Family Trust (5.54%), Oliphant Trust (5.54%), Tyrell T. Gilb Marital Trust (5.54%), Doyle E. Norman (5.54%), Robert J. Phelan (5.54%), Richard C. Perkins Trust (5.48%), Stephen P. Eberhard (5.05%), Stephen B. Lamson (3.32%) and Thomas J Fitzmyers (1.10%),	Columbus, Ohio
Vacaville Investors	Everett H. Johnston Family Trust (49.90%), SIC (27.50%), Oliphant Trust (12.47%), Barclay and Sharon Simpson (4.57%), Richard C. Perkins Trust (4.43%) and Thomas J Fitzmyers (1.13%),	Vacaville, California
Vicksburg Investors	Everett H. Johnston Family Trust (41.17%), Barclay and Sharon Simpson (33.92%), Oliphant Trust (12.61%), Richard C. Perkins Trust (6.28%) and Thomas J Fitzmyers (6.02%)	Vicksburg, Mississippi

        Barclay Simpson is the managing partner of SIC, a general partnership of Mr. Simpson and his seven adult children. Everett H. Johnston, formerly a director and executive officer of the Company (now retired), is the managing partner of each Partnership other than SIC. Stephen P. Eberhard, is an officer of SDV and Robert J. Phelan is an officer of SST. Richard C. Perkins (retired) and Doyle E. Norman (retired) and Tyrell T. Gilb (deceased) formerly were employees of the Company, as was Judy F. Oliphant's late husband, Hugh Oliphant. Sharon Simpson is Barclay Simpson's wife.

        Aggregate lease payments by the Company and its subsidiaries to the Partnerships in 2003, 2002 and 2001 were, and the terms of the leases will expire, as follows:

	Lease Payments
Partnership				Lease Expiration Date
	2003	2002	2001
SIC(1)	$—	$—	$82,331		(1)
Doolittle Investors	367,992	367,992	253,080	12/31/09
Columbus Westbelt Investment Co.	626,328	626,328	626,328	9/30/05
Vacaville Investors	454,874	452,736	438,898	11/30/07
Vicksburg Investors(2)	64,226	385,356	368,543		(2)

(1)
In January 2001, the Company exercised its option to purchase the property leased from SIC. The transaction closed in June 2001.

(2)
This building was sold by the Partnership to an unrelated party in February 2003. The lease expired in November 2003.

        The leases with the Partnerships are expected to continue until the expiration of the respective terms of the leases, and they may be renewed. The Company's future rent obligations under the continuing leases are expected to be consistent with the rents paid in 2003, subject to adjustments as provided in certain of the leases.

        If and when any lease is proposed to be amended or renewed or any property subject to any lease is proposed to be purchased by the Company, the Company will enter into such transaction only with the approval of a majority of the directors of the Company who are not employees or officers of the Company and who are not partners of any of the Partnerships and only after such directors satisfy themselves that such transaction will be fair, just and reasonable as to the Company, beneficial to the Company and on terms reasonably consistent with the terms available from unrelated parties in similar transactions negotiated at arm's length.

        The Company does not intend in the future to lease from any of the Partnerships or any other entities controlled by any of its directors, officers or employees any facilities that are not on or adjacent to the property subject to the existing leases.

Repurchase of Common Stock

        In 2003, the Company purchased 500,000 shares of its Common Stock for approximately $23,525,000 from the Simpson PSB Fund to offset the dilution of stock options granted in 2003. The Chairman and the President and Chief Executive Officer of the Company, who are directors and significant stockholders of the Company, serve as directors and officers of the Simpson PSB Fund (a charitable organization). The price per share was $47.05, which was the closing price on the day before the transaction less $0.50. The independent members of the Board of Directors unanimously approved this transaction.

Hire of Airplane

        In 2003, the Company's Chief Executive Officer leased an airplane that is managed by a charter company unrelated to the Company. The Company pays the charter company standard hourly rates when this airplane is hired for use by its Chief Executive Officer in travel between his home and Company offices or by him and other Company employees in travel on Company business. As lessee of the airplane, the Company's Chief Executive Officer is also responsible for its maintenance and he receives a portion of each payment to the charter company for its use, whether by the Company or others. The total cost to the Company, including the Company's Chief Executive Officer's compensation, was approximately $352,000 in 2003.

Purchase of Artwork

        In 2003, the Company paid approximately $90,000 to Barclay Simpson Fine Arts, an art gallery owned by the Company's Chairman, for artwork to decorate the Company's offices. In January 2004, the Company made an additional purchase of approximately $4,000. The independent members of the Board of Directors approved these purchases after a review of an independent appraisal and a review of the cost of comparable artwork.

Executive Officer Cash Profit Sharing Plan

        In 2003, the Company's stockholders approved the Executive Officer Cash Profit Sharing Plan, which is designed to qualify as "performance-based compensation" under section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations thereunder (the "Code"), and provides compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company ("Covered Employees"). The Company's cash profit sharing bonus plan (see below) has been a part of the Covered Employees' compensation package for over 25 years. Covered Employees will no longer participate in the Company's existing cash profit sharing bonus plan. The Executive Officer Cash Profit Sharing Plan will provide bonuses to the Covered Employees on the same terms as have been available under the existing cash profit sharing bonus plan, but will enable the Company to deduct fully, for federal income tax purposes, bonuses paid to Covered Employees under the Plan. No award in excess of $2,500,000 will be paid, however, to any Covered Employee under the Executive Officer Cash Profit Sharing Plan in any year.

        The Company's Board of Directors has delegated the administration of the Executive Officer Cash Profit Sharing Plan to its Compensation Committee (the "Committee"), consisting of Barry Lawson Williams, Chairman, and Peter N. Louras, Jr. The members of the Committee are (a) "non-employee directors," which means directors who satisfy the requirements established by the Securities and Exchange Commission for non-employee directors under Rule 16b-3, and (b) "outside directors," which means directors who satisfy the requirements established under Code section 162(m). Members of the Committee are appointed by the Company's Board of Directors for indefinite terms and may be removed by the Board of Directors at any time. The Committee has the sole discretion and authority to administer and interpret the Plan in accordance with Code section 162(m).

        The Committee determines the amount of the award that each Covered Employee will be eligible to receive under the Plan each fiscal quarter. Awards will be based on a percentage of the amount by which net profits, as defined by the Compensation Committee of the Board of Directors, of the Company or a subsidiary of the Company for a fiscal quarter exceed a qualifying level of net profits for the Company or such subsidiary, respectively, for that fiscal quarter. Qualifying levels will be based on the value of net operating assets of the Company or the subsidiary, multiplied by a rate of return on those assets. Individual percentages will be based on job function. The Committee has discretion to reduce or eliminate any award under the Plan, but a reduction in an award to one Covered Employee does not affect the amount of the award to any other Covered Employee. The Committee may at any time amend the Plan, subject in some cases to the approval of the Company's stockholders, or terminate the Plan. The amounts that were paid to the Covered Employees in 2003, 2002 and 2001 are shown in the Summary Compensation Table above.

Cash Profit Sharing Bonus Plan

        The Company maintains a cash profit sharing bonus plan for the benefit of employees of the Company and its subsidiaries. Beginning in 2003, this bonus plan was no longer available to officers who participate in the Executive Officer Cash Profit Sharing Plan. The Company may change, amend or terminate this bonus plan at any time. Under this bonus plan, as currently in effect, the Compensation Committee of the Board of Directors determines a "qualifying level" for the coming fiscal year for the Company, SDV and each qualifying branch of SST. The qualifying level is equal to the value of the net operating assets (as defined) of the Company, SDV or the respective branch of SST, multiplied by a rate of return on those assets. If profits exceed the qualifying level in any fiscal quarter, a portion of such excess profits is distributed to the eligible employees as cash bonuses. Prior to 2003, the percentage of excess profits distributed and the rates used to calculate the amounts to be distributed to the Named Executive Officers were determined by the Compensation Committee of the Board of Directors. The percentage of excess profits distributed and the rates used to calculate the amounts to be distributed to all other participants were and are determined by the executive officers. The failure to earn a cash bonus in any given quarter does not affect the ability to earn a cash bonus in any other quarter. Amounts paid under this bonus plan, excluding amounts paid to the Named Executive Officers in 2002 and 2001, aggregated $26.6 million, $23.6 million and $13.5 million in 2003, 2002 and 2001, respectively.

1994 Stock Option Plan

        By affording selected employees and directors of and consultants to the Company and its subsidiaries the opportunity to own shares of Common Stock of the Company, the Simpson Manufacturing Co., Inc. 1994 Stock Option Plan (the "Option Plan") is intended to enhance the ability of the Company and its subsidiaries to retain the services of persons who are now employees, directors or consultants, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries. The Option Plan was adopted by the Company's Board of Directors and approved by the Company's stockholders prior to the Company's initial public offering in 1994. It was amended in 1997, 2000 and 2002 with stockholder approval. No more than 8,000,000 shares of Common Stock may be sold (including shares already sold) pursuant to all options granted under the Option Plan. Common Stock sold on exercise of options granted under the Option Plan may be previously unissued shares or reacquired shares, bought on the market or otherwise. Options to purchase 501,500 and 19,000 shares of Common Stock were granted pursuant to commitments made related to the preceding fiscal years under the Option Plan in 2002 and 2001, respectively, and options to purchase 576,500 shares of Common Stock, out of a possible 613,500 shares, were committed to be granted in 2003. Options granted under the Option Plan to Named Executive Officers in 2003 are shown in the Summary Compensation Table above. No options were committed to be granted under the Option Plan to Named Executive Officers in 2001.

Profit Sharing Plans

        The Company's subsidiaries maintain defined contribution profit sharing plans for their U.S. based salaried employees (the "Salaried Plan") and for U.S. based nonunion hourly employees (the "Hourly Plan"). An employee is eligible for participation in a given year if he or she is an employee on the first and last days of that calendar year and completes at least 1,000 hours of service during that calendar year for the Salaried Plan or 750 hours of service during that calendar year for the Hourly Plan. As of December 31, 2003, there were 460 participants in the Salaried Plan and 603 participants in the Hourly Plan. Under the Salaried Plan and the Hourly Plan, the Board of Directors may authorize contributions to the plan trusts in their exclusive discretion. Contributions to the plan trusts by the Company's subsidiaries are limited to the amount deductible for federal income tax purposes under Code section 404(a). Barclay Simpson and Michael J. Herbert, who are Named Executive Officers of the Company, are trustees of the plan trusts. Mr. Simpson and Mr. Herbert are also participants in the Salaried Plan. The amounts contributed by the Company for their accounts in 2003, 2002 and 2001 are shown in the Summary Compensation Table above. Certain of the Company's foreign subsidiaries maintain similar plans for their employees.

Compensation of Directors

        The Company's directors who do not receive compensation as officers or employees of the Company are each paid an annual retainer of $20,000 and a fee of $2,000 for attending in person each meeting of the Board of Directors and for attending in person each meeting of any committee held on a day when the Board of Directors does not meet. Each outside director is also paid $1,000 for each committee meeting he or she attends in person on the same day as a Board of Directors meeting and for each Board of Directors meeting attended by telephone conference. The chairs of each of the Board's Audit, Compensation and Governance and Nominating Committees are paid an additional annual fee of $2,000. Directors are also reimbursed for expenses incurred in connection with their attendance at Board of Directors and committee meetings.

1995 Independent Director Stock Option Plan

        The Simpson Manufacturing Co., Inc. 1995 Independent Director Stock Option Plan (the "Independent Director Plan") was adopted by the Board of Directors and approved by the stockholders in 1995 and was amended by the Board of Directors in 1997 and 2002. The stockholders approved the 2002 amendment. The purpose of the Independent Director Plan is to give independent directors of the Company an opportunity to own shares of Common Stock of the Company, to encourage independent directors in their efforts on behalf of the Company and to secure their continued service to the Company. Options to purchase 3,000 and 4,000 shares of Common Stock were committed to be granted under the Independent Director Plan in 2003 and 2002, respectively. No options to purchase shares of Common Stock were committed to be granted under the Independent Director Plan in 2001.

Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Board of Directors (the "Audit Committee") is responsible for financial and accounting management. Its policies and practices are described as follows:

        Composition.    The Audit Committee is composed of three independent directors, as defined by the New York Stock Exchange rules, and operates under a written charter adopted by the Board of Directors and available on the Company's website at: http://www.simpsonmfg.com/docs/audit-charter.html. Printed copies will be provided to stockholders on request. The members of the Audit Committee are Peter N. Louras, Jr., Chairman, Earl F. Cheit and Robin G. MacGillivray. The Board has determined that each of the three members of the Audit Committee meets the definitions and standards for independence. Additionally, each member of the Audit Committee is financially literate, and one of the Audit Committee members, Peter N. Louras, Jr., has financial management expertise as required by the New York Stock Exchange's rules and meets the Securities and Exchange Commission's definition of an "audit committee financial expert."

        Responsibilities.    The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the accounting firm engaged as the Company's independent auditors. Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to oversee these processes.

        Review with Management and Independent Auditors.    The Audit Committee met five times in 2003 and has held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The Company's independent auditors also provided the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent auditors, PricewaterhouseCoopers LLP, that firm's independence. On that basis, the Audit Committee believes that PricewaterhouseCoopers LLP is independent.

        Summary.    Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission. The Audit Committee believes that it has satisfied its responsibilities under its charter.

Audit Committee
Peter N. Louras, Jr., Chair Earl F. Cheit Robin G. MacGillivray* Barry Lawson Williams*

*
Director Williams resigned from the Audit Committee on February 19, 2004, and was replaced by Director MacGillivray.

Audit and Related Fees

        Audit Fees.    For professional services for the audit of Company's annual consolidated financial statements included in the Company's Forms 10-K and the review of the consolidated financial statements included in the Company's Forms 10-Q, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $370,000 and $314,000 for 2003 and 2002, respectively, approximately 40% and 46% of the total fees paid to PricewaterhouseCoopers LLP for those year.

        Tax Fees.    For professional services for tax compliance associated with the Company's annual tax returns, and for tax advisory and planning services in PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $443,000 and $351,000 for 2003 and 2002, respectively, approximately 47% and 52% of the total fees paid to PricewaterhouseCoopers LLP for those year.

        All Other Fees.    For all other services, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $119,000 and $12,000 for 2003 and 2002, respectively, approximately 13% and 2% of the total fees paid to PricewaterhouseCoopers LLP for those year. The services provided by PricewaterhouseCoopers LLP were related to the acquisition of MGA Construction Hardware & Steel Fabricating Limited and MGA Connectors Limited, compliance with the Sarbanes-Oxley Act of 2002 and risk assessment.

        The Audit Committee must pre-approve all fees paid to PricewaterhouseCoopers LLP before commencement of the services. All fees were pre-approved for the services performed by PricewaterhouseCoopers LLP in 2003 and 2002. The Audit Committee has determined that the fees for services rendered were compatible with maintaining PricewaterhouseCoopers LLP's independence.

Report of the Compensation Committee and Board of Directors on Executive Compensation

        The Compensation Committee of the Board of Directors is responsible for the development and review of the Company's compensation policy for all of the salaried employees, including compensation in the form of stock options. The Compensation Committee comprises two independent directors, as defined by the New York Stock Exchange Rules, and operates under a written charter adopted by the Board of Directors that is available on the Company's website at http://www.simpsonmfg.com/docs/compensation-charter.html. Printed copies will be provided to stockholders on request. The overall philosophy of the Company's compensation program is to provide a high degree of incentive to employees by creating programs that reward achievement of specific profit goals. The Company believes that these incentive programs based on profit targets are best suited to align the interests of employees and stockholders. Historically, the Company has not had any special plans for the executive officers as a means of creating a sense of unity and cooperation among the employees. In 2003, the stockholders approved the Executive Officer Cash Profit Sharing Plan, which was implemented for the Covered Employees to comply with Code section 162(m) to allow the Company to deduct compensation paid to such officers in excess of $1,000,000 per year. The Executive Officer Cash Profit Sharing Plan is in all material respects the same as the cash profit sharing bonus plan. The four elements of the Company's compensation plan for most salaried employees and all officers are base salary, a profit sharing retirement plan, a cash profit sharing bonus plan and the Option Plan.

        The Compensation Committee had the Company perform a salary survey in 2003. It believes the base salaries and total compensation for the Chief Executive Officer and other executive officers are competitive when compared to similar companies. Barclay Simpson did not receive an increase in salary in 2003. Thomas J Fitzmyers, Stephen B. Lamson, Michael J. Herbert and Donald M. Townsend received 3% salary increases in 2003. Mr. Eberhard also received a 3% salary increase at the start of 2003. His pay was further increased upon his promotion to President of SDV on November 1, 2003.

        All U.S. based salaried employees, including the Chief Executive Officer and other executive officers, participate in the profit sharing plan in proportion to their salaries, subject to limitations under applicable provisions of the Employee Retirement Income Security Act of 1974, as amended. For 2003, the Company will contribute an amount equal to 15% of all U.S. based salaried employees' base pay to the profit sharing plan, subject to the limitations of applicable law. In 2003, Thomas J Fitzmyers, President and Chief Executive Officer, was subject to a contribution limit under applicable law; the Company's contribution to the profit sharing plan for his account was $30,000.

        Most salaried employees, except those on commission programs, participate in one of the Company's quarterly cash profit sharing bonus plans. Annually, the Compensation Committee establishes an acceptable range of participation in the profits in excess of the qualifying level to be distributed as cash bonuses for each profit center. The Compensation Committee also approves the specific percentages to be distributed to the Chief Executive Officer and other executive officers. The executive officers determine the specific percentages for distributions to all other participating employees. Historically, the percentage of profits in excess of the qualifying level distributed under these plans has not changed substantially from year to year. Employees with higher levels of responsibility typically receive higher proportions of the cash profit sharing for their profit center. In 2003, the Chief Executive Officer received most of his total compensation through cash profit sharing bonuses. Because the cash profit sharing bonus plan and the Executive Officer Cash Profit Sharing Plan are based on a return on net operating assets, and not subjectively determined, the Compensation Committee believes such plans provide substantial incentive to all participating employees, not only the Company's officers.

        The Compensation Committee believes an option plan is most effective if options are granted to all participants on an objective rather than subjective basis. Therefore, under the Option Plan, participants are granted options if Company-wide and profit center operating goals are met. The

Compensation Committee establishes these goals at the beginning of the year. The Compensation Committee also believes that option plans with broad based participation are most effective. The Compensation Committee determines each year the employees who are eligible to participate in the Option Plan, based on job responsibilities and contributions made to the Company. At present, approximately one quarter of the Company's salaried employees participate in the Option Plan. The Compensation Committee determines the number of options to be granted under the Option Plan. In determining the potential grants, the Compensation Committee considers previous stock and option awards, current options owned, job responsibilities and contributions to the Company. These same considerations apply to option grants to the Chief Executive Officer and other executive officers. Because of the responsibilities of the Chief Executive Officer and the other executive officers, their stock option grants are generally higher than those of other participants who also achieve their goals. Most of the operating goals were met in 2003 and, accordingly, options to purchase 576,500 shares of Common Stock, out of a possible 613,500 shares, were committed to be granted in 2003.

        In 1995, the Company adopted the Independent Director Plan to give the outside members of the Board of Directors an opportunity to own shares of Common Stock of the Company. The Independent Director Plan is administered by the Board of Directors (as its manager and not as its trustee) and determines which persons are eligible to be granted options. The Board of Directors believes this kind of option plan is most effective if options are granted to outside directors on an objective basis. Therefore, the Board of Directors determines the number of shares subject to options that they believe will be an appropriate incentive to be granted when an outside director becomes a member of the Board of Directors and if Company-wide operating goals, established by the Compensation Committee at the beginning of the year, are met. These operating goals were met in 2003 and, accordingly, an option to purchase 1,000 shares was committed to be granted to each outside director.

Compensation Committee
Barry Lawson Williams, Chair Peter N. Louras, Jr.

Governance and Nominating Committee of the Board of Directors

        The Company has a standing Governance and Nominating Committee. The Governance and Nominating Committee is responsible for nominating candidates to the Board of Directors. The charter for the Committee and the Company's corporate governance guidelines are available on the Company's website at: http://www.simpsonmfg.com/reporting.html. Printed copies will be provided to stockholders on request. The three members of the Committee are independent and meet all applicable independence requirements.

        The Governance and Nominating Committee considers all candidates identified as potential directors, including those submitted by stockholders. Any stockholder of the Company can recommend a director candidate to the Committee by writing a letter to the Committee at:

    Simpson Manufacturing Co., Inc.
    Board of Directors Governance and Nominating Committee
    4120 Dublin Blvd, Suite 400
    Dublin, CA 94568

        For the Committee to consider the candidate for the 2005 annual meeting, the Company must receive the letter not later than November 6, 2004. The letter should include a description of the attributes that the stockholder believes the candidate would bring to the Board of Directors and the candidate's biography and contact information.

        When evaluating a director candidate (whether or not recommended by a stockholder), the Committee, using for guidance the Company's Governance Guidelines on Director Qualification and Key Director Responsibilities, considers the candidate's education, business experience, financial expertise, industry experience, business acumen, interpersonal skills, vision, teamwork, integrity, strategic ability and customer focus.

        The Committee will review and discuss potential candidates who are brought to its attention from sources internal or external to the Company. From the review and discussion, the Committee may narrow the list of potential candidates and interview the remaining candidates. The Committee will recommend for consideration by the full Board of Directors any candidate that the Committee considers to be suitable. The candidates considered to replace Sunne Wright McPeak were identified by non-management directors. At the Meeting, nominations for director from the floor also will be entertained.

Company Stock Price Performance

        The graph below compares the cumulative total stockholder return on the Company's Common Stock from December 31, 1998, through December 31, 2003, with the cumulative total return on the S & P 500 Index and the Dow Jones Building Materials Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the indices on December 31, 1998, and reinvestment of all dividends).

SIMPSON MANUFACTURING CO., INC.
Comparison of Cumulative Total Return
December 31, 1998, to December 31, 2003

Historical returns are not necessarily indicative of future performance.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who own more than ten percent of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all section 16(a) reports that they file. Based solely on its review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all section 16(a) filing requirements were met in 2003, except as follows: In his capacity as President and on behalf of the Simpson PSB Fund, Barclay

Simpson, the Chairman of the Company's Board of Directors, sold stock in March 2003 and was two days late in filing a report on Form 4 for a portion of that sale.

Code of Ethics

        The Company has adopted a code of business conduct and ethics that applies to its Chief Executive Officer and its Chief Financial Officer as well as all other employees of the Company and its subsidiaries. This code of ethics is posted on the Company's website at: http://www.simpsonmfg.com/docs/codeconduct.html. Printed copies will be provided to stockholders on request.

OTHER BUSINESS

        The Board of Directors does not presently intend to bring any other business before the Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DISCLAIMER REGARDING INCORPORATION BY REFERENCE OF THE REPORTS OF THE AUDIT AND COMPENSATION COMMITTEES AND THE STOCK PRICE PERFORMANCE GRAPH

        THE INFORMATION SHOWN IN THE SECTIONS ENTITLED "REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS" AND "COMPANY STOCK PRICE PERFORMANCE" SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY INCORPORATES THIS INFORMATION BY SPECIFIC REFERENCE, AND SUCH INFORMATION SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

STOCKHOLDER PROPOSALS

        Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the Company's 2005 Annual Meeting of Stockholders must be received by the Company a reasonable time before the Company's solicitation is made, and in any event not later than November 6, 2004.

BY ORDER OF THE BOARD

Michael J. Herbert
 Secretary

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY CAN BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SIMPSON MANUFACTURING CO., INC.

        The undersigned hereby certifies that:

          1.     The name of the corporation (hereinafter called the "Corporation") is Simpson Manufacturing Co., Inc.

          2.     The Certificate of Incorporation of the Corporation is hereby amended by amending paragraph 1 of Article IV thereof to read in its entirety as follows:

            1.     The total number of shares of all classes of stock that the Corporation shall have authority to issue is eighty-five million (85,000,000), of which five million (5,000,000) shares shall be Preferred Stock of the par value of one cent ($0.01) per share and eighty million (80,000,000) shares shall be Common Stock of the par value of one cent ($0.01) per share.

          3.     The foregoing amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with section 242 of the General Corporation Law of the State of Delaware.

          4.     The effective time of the foregoing amendment shall be at the close of business on April 19, 2004.

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of this April 7, 2004.

Michael J. Herbert Chief Financial Officer and Secretary

A-1

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
SIMPSON MANUFACTURING CO., INC.

        The undersigned hereby appoints Barclay Simpson and Thomas J Fitzmyers, and each of them, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned all shares of the common stock of Simpson Manufacturing Co., Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 7, 2004, at 4120 Dublin Blvd., Suite 400, Dublin, California, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such common stock, and the undersigned authorizes and instructs said proxies to vote as indicated on the reverse side hereof. The shares represented by this proxy will be voted as directed, or if directions are not indicated, will be voted for the election as directors of some or all of the persons listed on this proxy, in the manner described in the proxy statement. This proxy confers on the proxyholders the power of cumulative voting and the power to vote cumulatively for fewer than all of the nominees as described in such proxy statement.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)	SEE REVERSE SIDE

Vote by Telephone

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
 1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:

1.
Read the accompanying Proxy Statement and Proxy Card.

2.
Call the toll-free number
1-877-PRX-VOTE (1-877-779-8683)

3.
Enter your 14-digit Voter Control Number located on you Proxy Card above your name.

4.
Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!

Vote by Internet

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.
Read the accompanying Proxy Statement and Proxy Card.

2.
Go to the Website
http://www.eproxyvote.com/ssd

3.
Enter your 14-digit Voter Control Number located on you Proxy Card above your name.

4.
Follow the recorded instructions.

Your vote is important!
Go to http://www.eproxyvote.com/ssd anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

☒
Please mark votes as in this example

The Board of Directors recommends a vote FOR both of the nominees in proposal 1, and a vote FOR proposals 2 and 3.

Unless otherwise specified, this proxy will be voted for both of the nominees listed below as directors and for proposals 2 and 3, and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof. Such other matters are not related.

1.	Election of Directors to serve for three-year terms
	Nominees:	(01) Stephen B. Lamson, and (02) Peter N. Louras, Jr.
☐	FOR ALL NOMINEES
☐	WITHHOLD FROM ALL NOMINEES
☐	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)
		FOR	AGAINST	ABSTAIN
2.	Approval of the amendment to the Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 40,000,000 to 80,000,000	☐	☐	☐
3.	Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants	☐	☐	☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
(Please sign exactly as name appears, at left, indicating title or representative capacity, where applicable)
Signature:	Date:	Signature:	Date:

QuickLinks

SIMPSON MANUFACTURING CO., INC. 4120 Dublin Blvd., Suite 400 Dublin, California 94568 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SIMPSON MANUFACTURING CO., INC. 4120 Dublin Blvd., Suite 400 Dublin, California 94568 March 5, 2004 PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 INCREASE IN AUTHORIZED COMMON STOCK
PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION
OTHER BUSINESS
DISCLAIMER REGARDING INCORPORATION BY REFERENCE OF THE REPORTS OF THE AUDIT AND COMPENSATION COMMITTEES AND THE STOCK PRICE PERFORMANCE GRAPH
STOCKHOLDER PROPOSALS
EXHIBIT A
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF SIMPSON MANUFACTURING CO., INC.
PROXY THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SIMPSON MANUFACTURING CO., INC.